LOAN AGREEMENT

dated as of April 3, 2018

between

COINTRACKING, LLC,

a Nevada limited liability company,

as the Borrower

and

COINTRACKING GmbH,

a private limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of the Federal Republic of Germany,

as Lender

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LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Loan Agreement”), dated as of April 3, 2018 is made by and between COINTRACKING, LLC, a Nevada limited liability company (the “Borrower”), and COINTRACKING, GmbH, a private limited liabilty company (Gesellschaft mit beschränkter Haftung) organized under the laws of the Federal Republic of Germany, registered with the commercial register of the Local Court of Munich under number HRB 238142 (the “Lender”).

RECITALS

A. As of the date hereof, the Borrower owns fifty and one-tenth percent (50.1%) of the equity interests in Lender.

B. Lender has agreed to provide a loan of up to Three Million Dollars $3,000,000 (the “Loan”) to the Borrower, to be advanced to the Borrower by Lender in accordance with the terms hereof.

C. The Loan shall be evidenced by one or more Notes.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. In addition to the terms defined in the Recital, above, as used in this Loan Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Applicable Federal Rate” means the interest rates published monthly by the United States Internal Revenue Service and in effect under section 1274(d) of the Internal Revenue Code in effect as of the date of issuance of any Note.

“Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in the State of California are authorized or required by law to close.

“Event of Default” has the meaning given such term in Section 9 herein.

“Loan Advances” means one or more advances of proceeds of the Loan to the Borrower pursuant to this Loan Agreement.

“Loan Agreement” means this Loan Agreement as the same may be amended, modified or supplemented from time to time.

“Note” or “Notes” means the Note or Notes issued pursuant to Section 2.03 herein and any exchanges therefor, replacements thereof or modifications, extensions and renewals thereof.

“Obligations” means the aggregate, without duplication, of all of the following, whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, similar or dissimilar, related or unrelated, due or to become due, heretofore or hereafter contracted or acquired: (i) the Borrower’s obligations under the Notes; and (ii) all obligations and liabilities of the Borrower hereunder.

“Permitted Liens” means (i) liens, if any, securing the Loan, and (ii) liens for taxes and other statutory liens, and similar liens arising out of operation of law so long as the obligations secured thereby are not past due or are being contested and the proceedings contesting such obligations have the effect of preventing the forfeiture or sale of the property subject to such lien.

“Person” means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government, or any other entity or organization.

“Termination Date” means the date on which the Loan shall be terminated pursuant to Section 10 herein.

2. COMMITMENT

Section 2.01 Loan. Lender agrees, on the terms and conditions of this Loan Agreement, to make Loan Advances to the Borrower during the period from and including the date hereof, to and up to, but excluding, the Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Loan. Subject to the terms of this Loan Agreement, during the period from the date hereof to and up to, but excluding, the Termination Date, the Borrower may borrow the amount described in this Section 2.01.

Section 2.02 Borrowings.

(a) Notice. The Borrower shall give Lender advance notice as hereinafter provided of each borrowing under Section 2.01, which shall specify (i) the aggregate amount of such borrowing, and (ii) the date of the Loan Advance to be borrowed;

(b) Funding. Lender shall make available the amount of the Loan Advance to be made by it on such date to the Borrower in immediately available funds.

Section 2.03 Notes. Each Loan Advance made by Lender pursuant to the Loan shall be evidenced by a Note, dated as of the date of funding of such Loan Advance, payable to the order of Lender, representing a principal amount of the Loan.

Section 2.04 Prepayments. Prepayments of the Loan shall be made in the Borrower’s sole and absolute discretion, without premium or penalty.

3. PAYMENTS OF PRINCIPAL AND INTEREST

Section 3.01 Repayment of Loan. The Borrower shall repay the outstanding aggregate principal under any Note on the respective maturity date of such Note.

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Section 3.02 Interest. Interest (computed on the basis of a 360-day year for the actual days elapsed) shall accrue on the unpaid principal balance of the Notes outstanding from time to time at a rate per annum equal to three percent (3%), or the Applicable Federal Rate as defined in Section 1, whichever is greater. Such interest shall be payable quarterly in arrears on each three-month anniversary of the applicable Loan Advance until the payment in full of the principal amount of such Note. The rate of interest applicable to the unpaid principal balance of the Notes will in no event be higher than the maximum rate of interest permitted by applicable law.

Section 3.03 Obligor. Lender and the Borrower hereby agree that the Borrower shall be deemed a “disregarded entity” for United States federal income tax purposes, and that The Crypto Company, a Nevada corporation and sole owner of the Borrower, shall be deemed the w if of the Borrower’s obligations under this Loan Agreement and the Notes for purposes of the same.

4. PAYMENTS; COMPUTATIONS; ETC.

Except to the extent otherwise provided herein, all payments of principal and other amounts to be made by the Borrower under this Loan Agreement and the Notes, respectively, shall be made in United States Dollars, in immediately available funds, to Lender at such account as Lender shall specify by notice to the Borrower from time to time. If the due date of any payment under this Loan Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day.

5. CONDITIONS PRECEDENT

Section 5.01 Conditions to Loans. The obligation of Lender to make Loan Advances to the Borrower upon the occasion of each borrowing hereunder is subject to the conditions precedent that, as of the date of such Loan Advances and after giving effect thereto:

(a) No Event of Default shall have occurred and be continuing; and

(b) Receipt by Lender of a written draw request setting forth the amount requested, executed by the Borrower.

Section 5.02 Conditions Precedent for the Benefit of Lender. All conditions precedent to the obligations of Lender to make any Loan Advance are imposed hereby solely for the benefit of Lender, and no other Person shall require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make any Loan Advance in the absence of strict compliance with such conditions precedent.

Section 5.03 No Waiver. No waiver of any condition precedent shall preclude Lender from requiring such condition to be met prior to making any subsequent Loan Advance or preclude Lender from thereafter declaring that the failure of the Borrower to satisfy such condition precedent constitutes an Event of Default.

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6. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Section 6.01 Organization and Qualification. The Borrower is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Borrower is not in violation or in default of any of the provisions of its organizational or charter documents. The Borrower is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity, or enforceability of this Loan Agreement or any of the Notes issued hereunder, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Borrower, taken as a whole, or (iii) a material adverse effect on the ability of the Borrower to perform in any material respect on a timely basis its obligations under this Loan Agreement or any of the Notes, and no legal proceeding has been instituted or, to the Borrower’s knowledge, threatened, in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification (a “Material Adverse Effect”).

Section 6.02 Authorization; Enforcement. The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Loan Agreement and the Notes and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Loan Agreement and the Notes by the Borrower and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower. Upon delivery to Lender this Loan Agreement and each Note will have been duly executed by the Borrower and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 6.03 Capitalization. The Borrower is wholly owned by The Crypto Company, a Nevada corporation.

Section 6.04 Financial Position. The Borrower’s financial position as of the date, and at all times through the Termination Date, upon a full and thorough evaluation of its creditworthiness, and after taking all circumstances into account, reasonably expects that it will be able to meet its obligations under the terms of this Loan Agreement and shall maintain documentation supporting the same.

Section 6.05 No Conflicts. The execution and delivery of this Loan Agreement and the Notes hereunder do not, and the performance by the Borrower of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not, conflict with or result in a violation or breach of any term or provision of any contract, law, order, permit, statute, rule or regulation applicable to the Borrower or any of its affiliates.

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Section 6.06 Consents. No consent or approval of any person, regulatory authority, governmental organization or third party, and no approval, order, license, permit, franchise, declaration or filing of any nature is required as a result of or in connection with the execution, delivery and performance of the obligations of the Borrower under this Loan Agreement or the Notes.

Section 6.07 Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) reasonably be expected to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Borrower of this Loan Agreement or the Notes or the transactions contemplated hereby or thereby.

Section 6.08 The Borrower’s representations and warranties set forth in this Section 6 shall be true and correct in all material respects as of the date of each Loan Advance, and all obligations, covenants, and agreements of the Borrower required to be performed at or prior to the date of each Loan Advance shall have been performed.

7. REPRESENTATIONS AND WARRANTIES OF LENDER

Section 7.01 Due Authorization. Lender has all requisite capacity to execute and deliver this Loan Agreement and to consummate the transactions contemplated hereby. This Loan Agreement constitutes the legal, valid and binding obligation of Lender, enforceable Lender in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 7.02 Own Account. Lender understands that each Note is a “restricted security” and has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities law and that Lender is acquiring such Note for its own account and not with a view to or for distributing or reselling the Note or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing the Notes in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Notes in violation of the Securities Act or any applicable state securities law.

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Section 7.03 Access to Documents and Information. Lender has (i) received and reviewed all information that it considers necessary or appropriate for deciding whether to enter into this Loan Agreement and issue the Loan; (ii) had an opportunity, with its professional advisors, if any, to ask questions and receive answers from the Borrower regarding this Loan Agreement and regarding the business, financial condition and other aspects of the Borrower, and all such questions have been answered to Lender’s full satisfaction; and (iii) had the opportunity to obtain all information (to the extent that the Borrower possesses or can acquire such information without unreasonable effort or expense) that Lender deems necessary to evaluate the Loan and to verify the accuracy of information otherwise provided to Lender.

Section 7.04 Reliance on Information. Lender has not relied on any information or representations with respect to the Borrower, other than as expressly set forth herein. Lender understands that no person has been authorized to give any information or to make any representations other than those expressly contained herein and in the Notes. To the extent Lender has determined it is necessary to protect its interest in connection with the Loan, Lender has relied on its own analysis and investigation and that of its advisors in determining whether make the Loan.

Section 7.05 Tax Advice. Lender represents that it has consulted with its tax, investment and legal advisors with respect to the federal, state, local and foreign tax consequences arising from the Loan and ownership of the Notes.

Section 7.06 Lender’s representations and warranties set forth in this Section 7 shall be true and correct in all material respects as of the date of each Loan Advance, and all obligations, covenants and agreements of Lender required to be performed at or prior to the date of each Loan Advance shall have been performed.

8. COVENANTS

Section 8.01 Affirmative Covenants.

(a) Good Standing. The Borrower shall preserve and maintain in good standing its existence as a limited liability company under the laws of the State of Nevada and comply in all material respects with all applicable federal, state, and local laws and regulations.

(b) Financial Statements; Financial Position. The Borrower shall provide Lender with a copy of the Borrower’s financial statements, including but not limited to, income sheets and balance statements, from time to time as shall reasonably be requested by Lender while any Note remains outstanding. Upon the reasonable request of Lender, the Borrower shall obtain a report from an independent third party certifying the Borrower’s representation in Section 6.04.

(c) Record of Payment. As of the date of this Loan Agreement and through the Termination Date, the Borrower shall continuously maintain evidence of its payments of principal and interest to Lender pursuant to the terms of the Loan and the Notes.

(d) Notice Lender. The Borrower shall promptly, and in any event within three (3) business days of determining any of the following, inform Lender (i) if any one or more of the representations and warranties made by the Borrower in this Loan Agreement or in any document related hereto shall no longer be entirely true, accurate and complete in any material respect, (ii) of all material adverse information relating to the financial condition of the Borrower, and (iii) the occurrence of an Event of Default, as defined in Section 9.01, or a Material Adverse Effect.

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(e) Records and Inspection. The Borrower shall permit Lender, at Lender’s expense, to visit and inspect the Borrower’s properties; examine its books of account and records; and discuss the Borrower’s affairs, finances, and accounts with its officers, during normal business hours of the Borrower as may be reasonably requested by Lender; provided, however, that the Borrower shall not be obligated pursuant hereto to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Borrower) or the disclosure of which would adversely affect the attorney-client privilege between the Borrower and its counsel.

Section 8.02 Negative Covenants.

(a) Distributions and Dispositions. The Borrower shall not, without the prior written consent of Lender, (i) make any distribution on, or purchase, redeem or retire, any membership interest in the Borrower; or (ii) dispose of any assets other than in the ordinary course of business.

(b) Issuances of Equity. The Borrower shall not, without the prior written consent of Lender, issue equity interests in the Borrower which would result in the holder of such equity interests beneficially owning greater than fifty percent (50%) of the voting power of the Borrower, on a fully diluted basis.

(c) No Liens. The Borrower will not incur, create or permit to exist any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other, including, without limitation, liens imposed by any governmental authority), claim, charge or other encumbrance of any kind or nature whatsoever on any of its property or assets, whether now owned or hereafter acquired.

(d) Modification of Documents. The Borrower will not change, alter or modify or permit any change, alteration or modification of its articles of organization, operating agreement or any other formation or governing documents, schedules, exhibits, amendments, addendums, modifications or restatements thereof, in any manner that might adversely affect Lender’s rights without Lender’s prior written consent.

(e) Prohibited Payments. The Lender will comply with any existing payment prohibitions or limitations under applicable laws, in particular with respect to capital maintenance rules under German statutory law, when make available to the Borrower any Loan Advance and also with regard to any and all payments to the made by the Lender to the Borrower under the terms of this Loan Agreement.

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9. DEFAULTS

Section 9.01 Events of Default. Subject to the terms of Section 9.02 below regarding notice and cure, an Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

(a) Principal. The Borrower shall fail to pay any installment of interest or principal of the Notes when due and payable (whether at maturity, by notice of intention to prepay, or otherwise);

(b) Covenants. The Borrower shall fail to observe or perform any covenant or agreement contained herein;

(c) Representations, Warranties, Etc. Any representation or warranty made by the Borrower herein shall prove to have been incorrect in any material respect when made or on the date of any borrowing by the Borrower hereunder;

(d) Bankruptcy, Etc. The Borrower shall be dissolved or liquidated, shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for any receiver or trustee, shall commence any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, shall have commenced against it any such proceeding which remains undismissed for a period of thirty (30) days, shall indicate its consent to, approval of or acquiescence in any such proceeding or shall suffer the appointment of any receiver of or trustee for the Borrower or any substantial part of its property which shall continue undischarged for a period of thirty (30) days;

Section 9.02 Consequences of an Event of Default. If an Event of Default specified in Section 9.01 hereof shall occur and be continuing or shall exist, Lender shall be under no further obligation to make Loan Advances hereunder and may declare the unpaid principal amount of the Notes plus any interest accrued thereon, and all other amounts owing by the Borrower hereunder or under the Notes to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, an action therefor shall immediately accrue and Lender shall have the right to exercise any or all remedies available under applicable law; provided, however, that the Borrower shall have ten (10) Business Days from the date due to cure any monetary default, and thirty (30) Business Days after the occurrence of any nonmonetary default to cure such default, provided that Lender shall give notice to the Borrower of any nonmonetary default.

Section 9.03 Preservation of Rights. No delay or omission of Lender to exercise any right hereunder shall impair such right or be construed to be a waiver of any default or Event of Default or an acquiescence herein, and the making of a Loan Advance notwithstanding the existence of a default or Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Loan Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions hereof whatsoever shall be valid unless in writing signed by Lender, and then only to the extent in such writing specifically set forth.

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10. MISCELLANEOUS

Section 10.01 Termination. This Loan Agreement shall be terminated on the earliest of (i) the full satisfaction by the Borrower of all Notes issued hereunder; (ii) by Lender, upon an occurrence of an Event of Default, following the lapse of any cure period provided in Section 9.02; and (iii) the tenth (10th) anniversary of this Agreement.

Section 10.02 Further Assurances. From time to time upon the request of Lender, the Borrower shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Lender may reasonably deem necessary or desirable to confirm this Loan Agreement.

Section 10.03 Amendments and Waivers. Upon the agreement of Lender and the Borrower, such parties may from time to time enter into agreements amending, modifying or supplementing this Loan Agreement or any Note or changing the rights of Lender or of the Borrower hereunder or thereunder, and Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Borrower hereunder or thereunder.

Section 10.04 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Loan Agreement or any Note shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege.

Section 10.05 Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Loan Agreement shall be in writing (including telecopied communication) unless otherwise expressly permitted hereunder and shall be sent by certified mail, return receipt requested, or overnight air courier, or by telecopy with confirmation in writing, in all cases with postage or charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party addressed:

If to Lender, at:

CoinTracking GmbH

Sonnenstr. 23

80331 München

Germany

Attention: Dario Kachel

E-mail: dario.kachel@gmail.com

If to the Borrower:

CoinTracking, LLC

23805 Stuart Ranch Road, Suite 235

Malibu, CA 90265

Attention: Michael Poutre

Email: mike@thecryptocompany.com

or in accordance with the last unrevoked written direction from any party to the other party hereto.

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Section 10.06 Severability. The provisions of this Loan Agreement are intended to be severable. If any provision of this Loan Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 10.07 Governing Law. THIS LOAN AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF NEVADA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 10.08 Prior Understandings. This Loan Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

Section 10.09 Duration; Survival. All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof so long as it may borrow hereunder and until payment in full of the Notes.

Section 10.10 Counterparts. To facilitate execution, this Loan Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Additionally, the parties hereto hereby covenant and agree that, for purposes of facilitating the execution of this Loan Agreement, (a) the signature pages taken from separate individually executed counterparts of this Loan Agreement may be combined to form multiple fully executed counterparts and (b) a facsimile or electronic (PDF) signature shall be deemed to be an original signature. All executed counterparts of this Loan Agreement shall be deemed to be originals, but all such counterparts taken together shall constitute one and the same agreement.

Section 10.11 No Joint Venture. Nothing contained in this Loan Agreement or the other Operative Documents shall create a partnership or joint venture or principal relationship between the Borrower and Lender, or cause Lender to be liable in any way for the debts or obligations of the Borrower.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Loan Agreement as of the date first above written.

LENDER:

COINTRACKING GmbH, a private limited liabilty company (Gesellschaft mit beschränkter Haftung) organized under the laws of the Federal Republic of Germany

By:
Name:	Dario Kachel
Title:	Managing Director

BORROWER:

COINTRACKING, LLC, a Nevada limited liability company

By:
Name:	Michael Poutre
Title:	Chief Executive Officer

Acknowledged and Agreed:

THE CRYPTO COMPANY,
a Nevada corporation

By:
Name:	Michael Poutre
Title:	Chief Executive Officer